Exhibit 32
Section 1350 Certifications

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

The undersigned is the Chief Executive Officer and Treasurer or Principal Accounting Officer of China Longyi Group International Holdings Limited. This Certification is made pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. This Certification accompanies the Quarterly Report on Form 10-Q of China Longyi Group International Holdings Limited for the fiscal quarter ended March 31, 2008.

The undersigned certifies that such 10-Q Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such 10-Q Report fairly presents, in all material respects, the financial condition and results of operations of China Longyi Group International Holdings Limited as of March 31, 2008.

This Certification is executed as of May 15, 2008

By: /s/ Jie Chen
Name: Jie Chen
Title: Chief Executive Officer
(Principal Executive Officer)

By: /s/ Xinmin Pan
Name: Xinmin Pan
Title: Chief Financial Officer
(Principal Financial and Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to China Longyi Group International Holdings Limited and will be retained by China Longyi Group International Holdings Limited and furnished to the Securities and Exchange Commission or its staff upon request.